SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

PERFORMANCE FOOD GROUP COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	0-22192	54-0402940

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 484-7700

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESENTATION MATERIALS

Item 9. Regulation FD Disclosure.

     On May 7, 2003, representatives of Performance Food Group Company (the “Company”) delivered a presentation at the Company’s 2003 Annual Meeting of Shareholders. A copy of the presentation materials is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     Certain statements made in the presentation materials furnished with this Current Report on Form 8-K are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on current expectations and management’s estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, general economic conditions; the relatively low margins and economic sensitivity of the foodservice business; the Company’s reliance on major customers; the ability to identify and successfully complete acquisitions of other foodservice distributors; the Company’s ability to successfully develop and market new products; management of the Company’s planned growth; and the effect of the Company’s identification of certain accounting errors on its anticipated results of operations, all as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: May 7, 2003	By:	/s/ John D. Austin

John D. Austin Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

99.1	Presentation Materials Presented at the Performance Food Group Company 2003 Annual Meeting of Shareholders Held on May 7, 2003.